Exhibit 99.1
Williams and Williams Partners Announce Leadership Succession Plan
-Chairman, CEO Steve Malcolm to Retire at Year-End 2010
-Boards Name Williams Executive Alan Armstrong as CEO
-Williams Board Names Frank MacInnis as Non-Executive Chairman
TULSA, Okla., Oct. 12 /PRNewswire-FirstCall/ — Williams (NYSE: WMB) and Williams Partners L.P. (NYSE: WPZ) today announced that Steve Malcolm will retire at the end of this year. Malcolm, age 62, has served as chairman and chief executive officer of Williams since 2002. He also has served in those roles at Williams Partners GP LLC, a wholly owned subsidiary of Williams and the general partner of Williams Partners, since its formation in 2005.
Williams’ board of directors has elected Alan Armstrong, age 48, to succeed Malcolm as Williams’ chief executive officer, effective Jan. 3, 2011. Armstrong has served as a senior vice president of Williams and president of its midstream business since 2002. He joined Williams in 1986.
Armstrong also will succeed Malcolm as chairman and chief executive officer of Williams Partners GP LLC. Armstrong has served this entity as a director and led its midstream operations since its inception in 2005.
Williams’ board of directors has appointed Frank MacInnis, age 63, to succeed Malcolm as chairman of Williams. MacInnis has served as a director of the company since 1998. He chairs the board’s nominating and governance committee and serves as a member of its compensation committee.
Malcolm’s retirement will bring to a close a career at Williams that began in 1984, when he joined the company as a director of business development. The Williams board named him the company’s chairman in May 2002. He became chief executive officer in January 2002. He was named president and chief operating officer of the company in September 2001.
“I look forward to continuing to work closely with Alan, Frank and both boards of directors to ensure a smooth, effective transition,” Malcolm said.
“It has been my privilege to serve with so many talented people in staff, management and board roles over the course of my career at Williams. Together, we have accomplished a great deal and have created opportunities for even greater achievements in the future,” he said. “They provide a continued source of inspiration to me and others and fill me with confidence that the future for Williams and Williams Partners will be bright.”
The lead director of Williams’ board, W.R. Howell, said, “These moves ensure that both Williams and Williams Partners will continue to have strong management and board leadership following Steve’s retirement.
“Steve’s service on behalf of investors, customers, fellow employees and the communities where Williams operates has been outstanding,” Howell said. “He assumed the top leadership role at Williams in the midst of an extraordinarily challenging period in this 102-year-old company’s history. With courage, resolve and an unwavering focus on opportunities for sustained growth, Steve built a strong management team and led Williams’ financial turnaround and strategic refocusing. Under his leadership, Williams honed its focus on natural gas businesses and earned a track record of both growth and a level of financial discipline that allowed the company to recapture and sustain its investment-grade status.
“Importantly, Steve also led the creation and recent significant growth of Williams Partners,” Howell said. “Today, it is one of the largest master limited partnerships. It serves as a vehicle for greater growth and value-creation – both for Williams Partners and for Williams, which owns approximately a 77% interest in the partnership.
“Alan is ideally suited to succeed Steve as CEO and lead Williams’ and Williams Partners’ continued growth and value-creation,” Howell said. “He is a proven leader at Williams and in the natural gas industry. Alan has played a key role in Williams’ transformation over the past eight years and has been instrumental in the formation and growth of Williams Partners.”
Armstrong’s current role encompasses responsibility for Williams’ midstream businesses in the United States and Canada. He joined Williams in 1986, following his graduation with a degree in civil engineering from the University of Oklahoma. Armstrong has served in various technical, operating and commercial roles during his tenure at Williams. He also has served in leadership positions in several industry associations, including his current role as president of the Gas Processor’s Association and on the board of the Natural Gas Supply Association. He also serves as chairman for the board of visitors of the College of Engineering at the University of Oklahoma.
“Having worked closely with Steve as a member of the Williams management team for the last 15 years, I have a deep appreciation for his intense focus, discipline and resulting achievements,” Armstrong said. “His compassion and commitment to making Williams a great place for people to grow through challenging, fulfilling careers in a workplace that lives up to its core values and beliefs every day is a tradition that I look forward to continuing.
“I am honored to take on this opportunity to lead Williams and Williams Partners. The robust opportunities for our businesses to create value for investors, customers and employees, while enhancing the communities where we operate, are truly exciting,” Armstrong said.
MacInnis will be the first non-executive to serve as chairman of Williams’ board of directors.
“Williams will be well-served by Frank MacInnis’ leadership,” Howell said. “The board is committed to the principles of strong corporate governance. Moving Frank into this new role on Williams’ board is one way we are demonstrating that commitment. More importantly, moving Frank into the board chairman role is designed to allow Williams to benefit more directly from his significant experience as a public-company CEO and board member.”
MacInnis has served more than 16 years as chief executive officer of EMCOR Group Inc. (NYSE: EME). EMCOR announced in May 2010 that MacInnis was retiring and will assume the role of non-executive chairman of the board in Jaunary 2011. EMCOR is a Fortune 500 leader in mechanical and electrical construction, energy infrastructure and facilities services; it is unaffiliated with Williams or Williams Partners.
About Williams (NYSE: WMB)
Williams is an integrated natural gas company focused on exploration and production, midstream gathering and processing, and interstate natural gas transportation primarily in the Rocky Mountains, Gulf Coast, Pacific Northwest, Eastern Seaboard and the Marcellus Shale in Pennsylvania. Most of the company’s interstate gas pipeline and midstream assets are held through its 77-percent ownership interest (including the general-partner interest) in Williams Partners L.P. (NYSE: WPZ), a leading diversified master limited partnership. More information is available at www.williams.com. Go to http://www.b2i.us/irpass.asp?BzID=630&to=ea&s=0 to join our e-mail list.
About Williams Partners L.P. (NYSE: WPZ)
Williams Partners L.P. is a leading diversified master limited partnership focused on natural gas transportation; gathering, treating, and processing; storage; natural gas liquid (NGL) fractionation; and oil transportation. The partnership owns interests in three major interstate natural gas pipelines that, combined, deliver 12 percent of the natural gas consumed in the United States. The partnership’s gathering and processing assets include large-scale operations in the U.S. Rocky Mountains and both onshore and offshore along the Gulf of Mexico. Williams (NYSE: WMB) owns approximately 77 percent of Williams Partners, including the general-partner interest. More information is available at www.williamslp.com. Go to http://www.b2i.us/irpass.asp?BzID=1296&to=ea&s=0 or
http://www.b2i.us/irpass.asp?BzID=630&to=ea&s=0 to join our email list.
Portions of this document may constitute “forward-looking statements” as defined by federal law. Although the company and the partnership believe any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in performance is contained in the company’s and the partnership’s annual reports filed with the Securities and Exchange Commission.

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SOURCE Williams; Williams Partners L.P.